EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-108320, 333-112541, 333-122418, 333-134464, and 333-159365) and Forms S-8 (Nos. 33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421, 333-52640, 333-43104, 333-89228, 333-89230, 333-106112, 333-106115, 333-118611, 333-134462, 333-134463, 333-147374, 333-155210, and 333-161039) of Cephalon, Inc. of our report dated February 12, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

February 12, 2010